Exhibit 23.8

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of RCS Capital Corporation on Form S-4 of our report dated February 27, 2014 related to the financial statements of Cetera Financial Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2013 and 2012, appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 24, 2014